EXHIBIT 10.1


                                      LEASE


        THIS LEASE (the "Lease") is made as of March 29, 1999, by and between GOPHER STATE ETHANOL, LLC, a Delaware limited liability company, having its principal office at 882 West Seventh Street, St. Paul, Minnesota 55102 ("Landlord"), and MINNESOTA BREWING COMPANY, a Minnesota corporation, having its principal office at 882 West Seventh Street, St. Paul, Minnesota 55106 ("Tenant").

1.      Lease of Premises:

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the conditions and for the term hereinafter specified, the following:

        (a) The real estate situated in Ramsey County, Minnesota, legally described and depicted on Exhibit A hereto, and the buildings and site improvements situated thereon (collectively, the "Leased Premises"), which may be amended to conform to the final renovations and construction of Landlord's adjoining ethanol production facilities and may include as Leased Premises a site for the production of carbon dioxide and will provide reasonable ingress and egress to the Brew House; and in no event will the Leased Premises include any real property integral to the ethanol production operation; and

        (b) The Equipment described on Exhibit B (the "Equipment"). Tenant agrees that it has selected each item of the Equipment based on its own judgment and disclaims any reliance upon any statements or representations made by Landlord. LANDLORD MAKES NO EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE EQUIPMENT AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE EQUIPMENT. Tenant agrees to pay the rent required under this Lease without regard to the condition of the Equipment. Unless otherwise stated, the Tenant will cause the Equipment to be located on the Leased Premises.

2.      Title and Condition:

        The Leased Premises and Equipment are leased subject to all title matters of public record and to all applicable laws, regulations, restrictions, rules and ordinances. Tenant accepts the Leased Premises and Equipment in their present condition AS IS and without warranty or representation of any kind with respect thereto.

3.      Quiet Enjoyment:

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        If and so long as Tenant shall pay the Rent and additional rent reserved under this Lease whenever the same shall become due, and keep all of the covenants and agreements required by it to be kept during this Lease, and shall perform all of its other obligations hereunder, Tenant shall have, hold and enjoy peaceful and quiet occupation and enjoyment of the Leased Premises and Equipment.

4.      Use of Leased Premises and Equipment:

        (a) Subject to the terms of this Lease, Tenant shall use and occupy the Leased Premises and Equipment for the purpose of operating a brewery and purposes reasonably related thereto and any other purpose not inconsistent with the operation of a brewery. Tenant shall also have the right to operate other businesses, including the production of energy or the production of carbon dioxide or any other business that does not interfere with the production of ethanol.

        (b) Tenant shall not use or occupy the Leased Premises or Equipment, or permit the Leased Premises or Equipment to be used or occupied contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto.

        (c) Tenant shall comply with all laws and regulations relating to the Equipment and its use and shall promptly pay when due all sales, use, property, excise and other taxes and all license and registration fees now or hereafter imposed by any governmental body or agency upon the Equipment or its use or the rentals hereunder. Upon request by Landlord, Tenant shall prepare and file all tax returns relating to taxes for which Tenant is responsible under this Lease which Tenant is permitted to file under the laws of the applicable taxing jurisdiction.

5.      Term; Extension; Rights of Termination:

        (a) This Lease shall be for a term of ten (10) years commencing on the date hereof (the "Commencement Date"). Whenever used herein the word "Term" shall mean said ten (10) year term and any extended term.

        (b) Tenant shall have the option to extend this Lease on the terms and conditions contained herein for three (3) consecutive additional terms of ten
(10) years each (each referred to as the "Renewal Term"). If Tenant desires to exercise such option, Tenant shall give written notice to Landlord of Tenant's exercise of such option to extend this Lease at any time subsequent to January 1, 2009, but no later than 180 days prior to the expiration of the initial ten-year term of this Lease. The Lease for the extended term shall be on the same terms, covenants and conditions contained in this Lease except the Rent shall be determined as provided in paragraph 6(c) hereof, and except that there shall be no further option to extend the term.

6.      Rent:

        (a) Tenant covenants to pay to Landlord, at Landlord's address set forth above or at such place or places or to such person or persons as Landlord from time to time may designate in writing, the following rent (the "Rent"):

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                (1)     The Annual Base Rent for the Leased Premises the sum of
                        Three Hundred Thousand and No/100 Dollars ($300,000.00) payable in advance on or before the first day of each month in equal monthly installments of Twenty-five Thousand and No/100 Dollars ($25,000.00). Annual Base Rent for any period during the term which is less than a month shall be a pro-rata portion of the monthly installment; and

                (2) Any rent, tax payment or other amount due under this Lease which is not paid when due, shall bear interest equal to the rate of interest from time to time published or announced by Norwest Bank Minnesota, N.A. as its "prime rate," plus 400 basis points, from the due date thereof until paid in full.

        (b) Tenant shall also pay and discharge during the term hereof, when the same shall become due, as additional rent, subject to the provisions of paragraph 20 hereof, all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease.

        (c) If Tenant exercises its option to extend this Lease, the Annual Base Rent shall be adjusted to the amount determined by multiplying the Annual Base Rent for the immediately preceding Term by the percentage increase, if any, in the Consumer Price Index for the period from the Commencement Date to the first day of such Renewal Term, as the case may be. The Consumer Price Index is the CPI for Urban Wage Earners and Clerical Workers, All-Items, Minneapolis-St. Paul, Minnesota (1982-84 = 150), as maintained by the U.S. Department of Labor. If said index is not maintained as of the first day of the Renewal Term, a similar index shall be used.

        (d) So long as the Lease is in effect, Tenant shall provide Landlord with all Landlord's steam and electricity requirements at Tenant's cost. If Tenant enters the energy business in the future and produces steam or electricity, Tenant and Landlord will negotiate in good faith with respect to Landlord's purchase of steam and electricity.

7.      Option to Purchase Leased Premises and Equipment:

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        (a) Tenant shall have the option to purchase the portion of the Leased
Premises depicted on Exhibit C-1 and all of the Equipment from Landlord. So long as exercising the option does not violate the terms of the Landlord's mortgage and other financing commitments, the option may be exercised at any time during the Lease Term while this Lease is in effect and there is no default by the Tenant hereunder by Tenant's giving Landlord at least thirty (30) days prior written notice of its exercise of such option. Tenant's purchase price for the Equipment and the Leased Premises shall be the fair market value of the Leased Premises and Equipment as determined at the time the option is exercised, which shall be determined by a licensed qualified appraiser(s) selected by the parties' mutual agreement. If Tenant elects to exercise the option, the Tenant shall continue to lease the portion of the Leased Premises not included in the option, which is depicted on Exhibit C-2. Notwithstanding the foregoing, the option shall not include any real property or Equipment that is integral to the Landlord's ethanol production operation.

        (b) Within a reasonable time of receiving Tenant's written notice of its exercise of the purchase option, Landlord shall deliver to Tenant a commitment (the "Commitment") for an ALTA (1992) Owner's Policy of Title Insurance insuring title to the Leased Premises issued by a title company selected by Landlord ("Title"). The Commitment will commit Title to insure title to the Tenant's interest in the Leased Premises subject only to the so-called standard exceptions to coverage.

        (c) Within thirty (30) days of receiving the Commitment, a closing shall be held and Landlord shall execute and/or deliver to Tenant the following:

                (1) Warranty Deed. A Warranty Deed conveying Landlord's interest in the Leased Premises to Tenant, subject to all encumbrances, reservations, and rights of record.

                (2) Bill of Sale. A Bill of Sale conveying Landlord's interest in the Equipment to Tenant, subject to all encumbrances, reservations, and rights of record.

                (3) Other Documents. All other documents reasonably determined by the parties to be necessary to transfer the Landlord's interest in the Leased Premises to Tenant in the manner specified herein.

        (d) Tenant acknowledges for Tenant, and its successors and assigns that Tenant has been given a reasonable opportunity to inspect and investigate the Leased Premises and Equipment, either independently or through agents of Tenant's choosing and that Tenant has occupied the Leased Premises and used the Equipment, and that in purchasing the Leased Premises and Equipment Tenant is not relying upon any representations of Landlord as to the fitness for any particular use, or the condition or safety of the Leased Premises or Equipment including, but not limited to, its electrical, mechanical and structural components. Tenant acknowledges and agrees that Landlord has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements of any kind whether expressed or implied, oral or written, past, present or future relating to or arising from (a) the value, nature, quality or condition of the Leased Premises or Equipment including,

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without limitation, the environmental condition of the Leased Premises; (b) the income to be derived from the Leased Premises or Equipment; (c) the suitability of the Leased Premises or Equipment for any and all activities and uses to which the Tenant may want the Leased Premises or Equipment; (d) the existence of any defective materials, equipment or component or part of the Leased Premises or Equipment and the existence of any environmental hazards or conditions of hazardous substances or materials; and (e) the compliance of or by the Leased Premises or Equipment with any laws, rules, ordinances or regulations of any applicable governmental authority. To the maximum extent permitted by law, the sale of the Leased Premises and Equipment is provided for herein is made on a "as-is", "where-is" condition and basis with all faults.

8.      Net Lease; Non-Terminability:

        (a) This Lease is a net lease, and the Rent, additional rent and all other sums payable hereunder to or on behalf of Landlord, shall be paid without notice or demand, and without setoff, counterclaim, abatement, suspension, deduction or defense.

        (b) Except as otherwise expressly provided in paragraphs 3, 15 and 17 hereof, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Tenant be otherwise affected, by reason of any damage to or the destruction of all or any part of the Leased Premises or Equipment from whatever cause, the taking of the Leased Premises or Equipment or any portion thereof by condemnation or otherwise, or the prohibition, limitation or restriction of Tenant's use of the Leased Premises or Equipment.

9.      Taxes and Other Charges:

        (a) Tenant agrees, subject to paragraphs 9(c) and 20 hereof, to pay to Landlord, as additional rent, at least fifteen (15) days before the same shall become due and payable without penalty, all real estate taxes, personal property taxes, business and occupation taxes, occupational license taxes, installments of special assessments and all other governmental taxes, impositions and charges of every kind and nature.

        (b) Tenant will pay or cause to be paid when due all charges for gas, water, sewer, electricity, light, heat, power, telephone, and other utilities and services used, rendered or supplied to, upon or in connection with the Leased Premises or Equipment.

        (c) It is expressly understood and agreed that Tenant shall not be required to pay, or reimburse Landlord for any local, state or federal capital levy, franchise tax, revenue tax, income tax or profits tax of Landlord or any tax or impost charged or levied upon or with respect to the Rent.

        (d) If Tenant is in default of the payment of any of the governmental, utility or other charges described in this paragraph 9 for five (5) calendar days after such charges shall have become payable as provided in this Lease, Landlord may pay the same, and the amount so paid,

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with interest thereon at the Default Rate, shall be deemed additional rent payable by Tenant to Landlord under the provisions of this Lease, and shall on demand be forthwith paid by Tenant to Landlord.

10.     Compliance with Law:

        Tenant shall at its sole cost and expense comply with all federal, state, county, municipal and other statutes, charters, laws, rules, orders, regulations and ordinances affecting the Leased Premises or Equipment and the occupancy, operation or use thereof.

11.     Liens:

        Subject to paragraph 20 hereof, Tenant will not create or permit to be created or to remain, and will discharge, any lien, encumbrance or charge (other than a lien, encumbrance or charge created by Landlord) upon the Leased Premises or Equipment, or any part thereof or upon Tenant's leasehold interest therein.

12.     Indemnification:

        To the fullest extent permitted by law, Tenant agrees to pay, and to protect, indemnify and save harmless Landlord from and against, any and all liabilities, damages, costs, expenses (including any and all attorneys fees and expenses of Tenant and any and all attorneys' fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (i) any work or thing done during the term of this Lease in, on or about the Leased Premises or Equipment, or any part thereof, (ii) injury to, or the death of, persons or damage to Leased Premises or Equipment during the term of this Lease on the Equipment or Leased Premises or upon adjoining sidewalks streets, alleys, curbs, vaults, spaces or ways, or in any manner growing out of or connected with the use, non-use, conditions, possession, operation, maintenance, management or occupation of the Equipment or Leased Premises or resulting from the condition thereof or of adjoining sidewalks, streets, alleys, curbs, vaults, spaces or ways, (iii) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, and (iv) violation of any agreement or condition of this Lease and of conditions, agreements, restrictions, statutes, charters, laws, rule, ordinances or regulations affecting the Equipment or Leased Premises or the ownership, occupancy or use thereof.

13.     Maintenance and Repair:

        (a) Tenant will keep and maintain the Leased Premises and Equipment, including any altered, rebuilt, additional or substituted improvements, in good repair and appearance during the term of this Lease, ordinary wear and tear excepted. All repairs made by Tenant shall be at least equal to the original work in class and quality. Repairs shall include structural repairs, and maintenance of parking, plumbing and HVAC.

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        (b) Tenant shall put, keep and maintain the Equipment and all portions of the Leased Premises and the sidewalks, curbs and passageways adjoining the same in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

        (c) Tenant hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause whatsoever except normal wear and tear resulting from proper use during the period from and during the delivery of the Equipment to Tenant until it is returned to Landlord. In the event any item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for any reason or, in the event of condemnation or seizure Tenant shall promptly pay Landlord the sum of the following:

                (1) all rent and other amounts payable by Tenant hereunder which are due but unpaid at the time of computation;

                (2) the present value of all unpaid rent for the balance of the initial Lease term at the time of the computation computed using a discount rate of 8% per annum and assuming that the production during the remainder of the term will be at the same level as the production has been in the six months prior to the time the Equipment becomes lost, stolen, destroyed, damaged or rendered permanently unfit;

                (3) the anticipated fair market value of such items of Equipment at the expiration of the Lease term which Landlord and Tenant agree shall be conclusively deemed for this purpose to be equal to 100% of the original cost of such Equipment;

                (4) any tax loss suffered by Landlord relating to such Equipment;

                (5) any set up costs relating to such Equipment that Landlord has not yet amortized;

                (6) any expenses incurred by Landlord in enforcing its rights under this Agreement; and

                (7) interest on any past due amounts as provided elsewhere in this Agreement.

                Any insurance proceeds received by Landlord on insurance purchased by Tenant shall be credited to Tenant's obligation under this paragraph and Tenant shall be entitled to any surplus.

        (d) In the event any of the Equipment is damaged or destroyed and Tenant desires to replace such Equipment, the Landlord, upon the written request from Tenant, shall purchase such replacement equipment and lease such equipment to Tenant, amortizing 100 percent of the cost of such equipment on a straight-line basis over the taxable depreciable life of such equipment at the applicable Treasury rate plus 200 basis points. At the expiration of such period, the Landlord will continue to own the replacement equipment.

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        (e) If Tenant fails to comply with the provisions of this paragraph 13,
Landlord may give Tenant written notice of such failure to comply, specifying the maintenance or repairs to be made by Tenant. If the maintenance or repairs are not completed by Tenant within thirty (30) days after said notice, Landlord may have the work done at Tenant's expense, and the cost thereof shall become additional rent due hereunder payable by Tenant to Landlord upon written demand from Landlord.

        (f) In addition to the foregoing requirements, Tenant shall comply with all applicable environmental laws, rules and regulations.

14.     Alterations and Additions:

        Tenant may, at any time and from time to time during the term of this Lease and at its sole cost and expense, make additions to, alterations of, substitutions and replacements to the Leased Premises and Equipment. If Tenant estimates that any such addition, alteration, substitution or replacement will cost more than $10,000.00, Tenant shall give to Landlord notice of its intention to undertake the same and shall obtain Landlord's prior written approval of the plans and specifications. Title to all alterations, additions, installments, changes and improvements made by Tenant, except trade fixtures, shall become the property of Landlord at the termination of this Lease. Tenant shall discharge, subject to paragraph 20 hereof, any and all liens filed against the Leased Premises or Equipment, and any improvements thereon arising out of such additions, alterations, substitutions, replacements or removals, and upon the request of Landlord shall deposit with Landlord a surety bond or other security satisfactory to Landlord to assure the completion of any such additions, alterations, substitutions, replacements or removals.

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15.     Condemnation:

        If the whole of the Leased Premises is taken under power of eminent domain or is sold to any entity having the power of eminent domain under threat of condemnation, this Lease shall terminate on the day on which the condemnor or buyer takes possession thereof. In the event of such a taking or sale of only a part of the Leased Premises which shall substantially interfere with Tenant's use or occupancy thereof and shall reduce the usable square footage of the land or building comprising the Leased Premises by twenty-five percent (25%) or more, Tenant may terminate this Lease by giving Landlord written notice thereof not more than ten (10) days after the condemnor or buyer takes possession of the part taken or sold. If a partial taking or sale shall not substantially interfere with Tenant's use or occupancy of the Leased Premises and shall not reduce the usable square footage of the land or building comprising the Leased Premises by twenty-five percent (25%) or more, or if Tenant does not terminate the Lease as hereinbefore provided, then on the day on which the condemnor or buyer takes possession of the part taken or sold, the Rent thereafter accruing shall be equitably reduced to account for that portion of the Leased Premises so taken or sold, and Landlord shall to the extent practicable restore the remaining Leased Premises to their condition prior to such partial taking or sale, anything elsewhere in this Lease regarding repair or replacement to the contrary notwithstanding. Such abatement in Rent shall be based on the before and after values of the Leased Premises as determined by, or as agreed to in, such condemnation proceedings, such that a percentage reduction in value shall result in an equal percentage reduction in Rent. Tenant shall not be entitled to any part of the award made or sales price received for such taking or sale of all or any part of the Leased Premises and will assign, and does hereby assign, any and all award or sale price received for such taking or sale and will execute any assignments or other documents necessary to affect the transfer of such award or sales price to Landlord; provided, however, Tenant shall be entitled to receive such relocation expenses as Tenant may be entitled to receive under applicable Minnesota statutes.

16.     Insurance:

        Landlord shall carry comprehensive public liability insurance and fire and extended coverage on the Leased Premises and Equipment in amounts Landlord deems reasonably necessary and name Tenant as an additional insured. Tenant shall pay its share of the cost of such insurance policies within ten (10) days of receiving the premium receipts with respect to such insurance from Landlord. Every insurance policy shall contain to the extent obtainable, an agreement by the insurer that it will not cancel such policy except upon thirty (30) days prior written notice to all parties and to any mortgagee and that any loss otherwise payable thereunder shall be payable notwithstanding any act of negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of such insurance payment.

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17.     Fire and Casualty Loss:

        (a) If the Leased Premises or Equipment, or any part thereof are damaged or destroyed by fire or any casualty covered by the insurance required under the provisions of paragraph 16 hereof, all insurance proceeds from said insurance shall be the property of Landlord (except insurance proceeds for Tenant's fixtures and personal property which proceeds shall belong to Tenant), and, subject to subparagraphs (b) and (c) of this paragraph 17 and the terms of any mortgage on the Leased Premises or Equipment, Landlord shall repair the Leased Premises or Equipment as soon as reasonably possible and this Lease shall continue in full force and effect. Landlord shall have no obligation to repair or replace any of Tenant's fixtures, personal property or leasehold improvements. Landlord shall in good faith proceed with and consummate the settlement of the insurance claim. Pending repair or restoration, Rent shall abate following such damage or destruction in proportion to the interference with Tenant's use of the Leased Premises or Equipment. If the Leased Premises or Equipment shall be so slightly injured that no part thereof is rendered unfit for occupancy, then Landlord shall repair the same with reasonable promptness, and in that case Rent shall not be abated during such repair period.

        (b) Notwithstanding anything to the contrary herein, if the damage or destruction described in this paragraph 17 occurs within six (6) months of the end of the term of this Lease and more than twenty-five percent (25%) of the building improvements on the Leased Premises or Equipment are damaged or destroyed, this Lease shall automatically terminate. If more than twenty-five percent (25%) of the building improvements on the Leased Premises or Equipment are damaged or destroyed prior to the period six (6) months before the end of the term of this Lease, Landlord shall have the option to terminate this Lease or repair the building in accordance with subparagraph (a) of this paragraph 17, which option shall be exercised by written notice to Tenant within forty-five
(45) days after the damage if Landlord elects to terminate this Lease. In the event of termination under this paragraph 17, all advance Rent paid to Landlord, which has not accrued prior to termination, shall be refunded to Tenant.

        (c) Subject to the foregoing provisions of this paragraph 17, including those relating to rent abatement, if at any time during the term hereof the Leased Premises or Equipment are damaged, and such damage was caused by a casualty not covered under an insurance policy required to be maintained pursuant to paragraph 16, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within twenty (20) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such twenty-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

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        (d) Notwithstanding any other provision in this Lease to the contrary,
Landlord and Tenant hereby release one another from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage coverable by an "all risk" policy of casualty insurance even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Tenant agrees immediately to give each insurance company which has issued policies of fire and extended coverage insurance, written notice of the terms of the mutual waiver as contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph.

18.     Assignment and Subletting:

        Tenant may not assign, transfer, mortgage or encumber this Lease or sublet or rent or permit occupancy or use of the Leased Premises or Equipment, or any part thereof by any third party (any of the foregoing being hereinafter referred to as an "Assignment") without the prior written consent of the Landlord which consent shall not be unreasonably withheld. Landlord hereby consents to the continued subleasing of the basement of the Bottle House to the third party.

19.     Permitted Contests:

        Tenant shall not be required to pay, discharge or remove any tax, assessment, levy, fee or charge referred to in paragraph 9 of this Lease, or any lien referred to in paragraph 11 or 14 of this Lease, so long as Tenant shall contest in good faith at its own expense the amount or the validity thereof by appropriate proceedings which shall operate to prevent the collection of, or realization upon, the tax, assessment, levy, fee, charge or lien so contested and the sale of the Leased Premises or any part thereof to satisfy the same, and pending any such proceedings Landlord shall not have the right to pay, remove, or cause to be discharged the tax, assessment, levy, fee, charge or lien thereby being contested. Tenant shall give prompt written notice to Landlord of the commencement of any contest referred to in this paragraph 19. In the event of such contest Tenant shall furnish reasonable security as may be required by Landlord to insure payment thereof and prevent any sale, foreclosure or forfeiture of the Leased Premises by reason of such contest. Tenant further agrees that such contest shall be prosecuted to a final conclusion diligently; that it will pay, and save Landlord harmless against, any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection therewith; and that it will, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interest, cost and expenses resulting from such contest.

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20.     Events of Default:

        (a) Any of the following occurrences or acts shall constitute an event of default under this Lease (an "Event of Default"): (i) if Tenant, at any time during the term of this Lease (and regardless of the pendency of any bankruptcy, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (A) fail to make payment of any installment of Rent or additional rent when due, or (B) fail to observe or Perform any of Tenant's other covenants, agreements or obligations hereunder, and if any such non-monetary default shall not be cured within fifteen (15) calendar days after Landlord shall have given to Tenant notice specifying such default or defaults, or (ii) if Tenant shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt shall not be discharged or denied within sixty (60) calendar days after the date of filing thereof, or (iii) if a receiver, trustee or liquidator of Tenant or of all or substantially all of the property of Tenant or of the Leased Premises or Equipment or any material portion thereof shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and if such receiver, trustee or liquidator shall not be discharged within sixty (60) calendar days after such appointment, or (iv) if the Leased Premises or Equipment shall have been abandoned or left unoccupied for thirty (30) calendar days, or (v) Tenant shall default in any other lease of, or agreement relating to, any part or all of the Leased Premises or Equipment, to which lease or agreement Tenant is a party. Notwithstanding the foregoing provisions of this paragraph, if any strike, war, governmental regulation, act of God, or other cause beyond Tenant's reasonable control (except for payments to be made by Tenant) delays the curing of any Event of Default referred to in clause (b) of this paragraph 20(a), the fifteen day period after notice of such default shall be extended by the length of such delay, if Tenant gives Landlord written notice within said fifteen-day period of the cause of the delay, such cause in fact exists, and Tenant commences the cure and diligently prosecutes the same to completion as soon as reasonably possible.

        (b) If any Event of Default shall have happened and be continuing, Landlord shall have the right at its election then or at any time thereafter while any such Event of Default shall continue, to give Tenant notice of Landlord's intention to terminate the term of this Lease on a date specified in such notice, and on the date specified in any such notice all right, title and interest of Tenant thereunder shall thereupon expire as fully and completely as if the date specified in such notice were the date specifically fixed herein for the expiration of the term of this Lease, and Tenant shall then peaceably and quietly quit the Leased Premises and Equipment and surrender the same to Landlord, but Tenant shall remain liable as hereafter provided. In the event any such notice is given, Landlord shall have the immediate right of reentry and possession of the Leased Premises and Equipment and the right to remove all persons and property therefrom. Should Landlord elect to reenter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may from time to time, but shall not be obligated to, relet the Leased Premises or Equipment or any part thereof for such term or terms and such rental or rentals, including rent concessions or free rent, and upon such terms and conditions as Landlord may deem advisable, with the right to make alterations in and repairs to the Leased Premises or Equipment.

        (c) If Landlord shall reenter and obtain possession of the Leased Premises or Equipment by reason of or following an Event of Default, whether or not this Lease shall have terminated, Landlord shall have the right, without notice, to repair or alter the Leased Premises or Equipment in such manner as to Landlord may deem necessary or advisable so as to put the Leased Premises or Equipment in good order and to make the same rentable, and shall have the right, at Landlord's option, to relet the Leased Premises or Equipment or any part thereof, and Tenant agrees to pay to Landlord on demand all expenses incurred by Landlord in obtaining possession, and in altering, repairing and putting the Leased Premises or Equipment in good order and condition and in reletting the same, including fees of attorneys, architects, and other experts, and also any other legitimate expenses or commissions, and Tenant further agrees to pay to Landlord upon the first day of each month in each year following such reentry until the end of the term of this Lease the sums of money which would have been payable by Tenant as Rent hereunder if Landlord had not reentered and resumed possession of the Leased Premises or Equipment, deducting only the net amount of rent, if any, which Landlord shall actually receive in the meantime from and by any reletting of the Leased Premises or Equipment, and Tenant hereby agrees to be and remain liable for all sums aforesaid, as well as for any deficiency aforesaid, and Landlord shall have, from time to time, the right to begin and maintain successive actions or other legal proceedings against Tenant for the recovery of such deficiency or damages or for a sum equal to any installment or installments of Rent or additional rent and any other sums payable hereunder, and to recover the same upon the liability of Tenant herein provided, which liability it is expressly covenanted shall survive any action to secure possession of the Leased Premises or Equipment. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when this Lease would have expired by limitation had there been no such default by Tenant. At Landlord's option at any time after such termination or repossession, whether or not Landlord shall have collected any current damages, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present value of the excess of the Rent and other sums or charges reserved under this Lease from the day of such termination or repossession for what would be the then unexpired term if the same had remained in effect, over the then net fair rental value of the Leased Premises or Equipment for the same period, said present value to be arrived at on the basis of a discount rate equal to the prime rate of Norwest Bank Minnesota, N.A., then in effect, less two hundred basis points.

        (d) If under any of the preceding provisions of this paragraph 20 Landlord shall be entitled to give Tenant a notice of termination of the term of this Lease, Landlord without giving such notice of termination and notwithstanding the continuance of the term of this Lease shall have, to the extent permitted by law, all the rights, powers and remedies given to Landlord by the preceding provisions of this paragraph 20, and Tenant shall have the obligations imposed upon it by such provisions.

        (e) No such reentry or taking of possession of the Leased Premises or Equipment by Landlord shall be construed as an election on Landlord's part to terminate the term of this Lease unless a notice of such intention be given to Tenant or unless the termination hereof be decreed by a court of competent jurisdiction.

21.     Additional Rights:

        (a) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy of Landlord shall be cumulative and in addition to any other right or remedy given Landlord hereunder, or now or hereafter existing at law or in equity or by statute.

        (b) If Tenant shall be in default in the performance of any of its obligations under this Lease, and regardless of whether an action shall be brought for the enforcement thereof, Tenant shall pay to Landlord all expenses incurred by Landlord in connection therewith, including Landlord's attorneys' fees.

22.     Notices, Demands and Other Instruments:

        All notices, demands, requests, consents, approvals, undertakings and other instruments required or permitted to be given pursuant to the terms hereof shall be in writing and shall be deemed to have been properly given (a) when served personally upon the party to whom the notice is addressed or (b) when sent by certified United States mail, postage prepaid, return receipt requested, addressed to such party at its address first above set forth. Landlord and Tenant shall, from time to time, have the right to specify as the proper address for the purposes of this Lease any other address in the United States upon giving ten (10) days notice thereof to the other party. Landlord and Tenant shall each have the right to add two additional parties to whom any such notice shall be given upon giving ten (10) days notice thereof to the other party.

23.     Estoppel Certificates:

        At any time and from time to time, each party hereto, as requested by the other party upon not less than ten (10) days prior notice, will execute, acknowledge and deliver to the other a statement (i) certifying that this Lease is unmodified and in force and effect (or if there have been modifications, stating all such modifications and certifying that this Lease, as so modified, is in force and effect), (ii) certifying the amount of Rent, the dates to which Rent has been paid and whether Tenant is then paying Rent in accordance with this Lease and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this paragraph 24 may be relied upon by others with whom the party requesting such certificate may be dealing, (iii) certifying the space then subject to this Lease, (iv) certifying whether any option of Tenant hereunder has expired without exercise, and, if so, certifying to such expiration, and (v) certifying as to such other matters concerning this Lease as the requesting party may reasonably request.

24.     No Merger:

        There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

        Title to the Equipment shall at all times remain in Landlord, and Tenant shall protect and defend the title of Landlord and keep it free from all claims and liens other than those of Tenant under this Lease, or liens created by Landlord. Tenant agrees to execute such financing statements and other documents as Landlord may reasonably require to evidence Landlord's title to the Equipment.

25.     Surrender; Holding over:

        (a) Upon the expiration or sooner termination of this Lease, Tenant shall peaceably and quietly leave, yield up and surrender the Leased Premises and Equipment to Landlord in the good condition and repair, ordinary wear and tear excepted, but clean, orderly and free of occupants. Tenant shall remove from the property prior to such expiration or sooner termination all property situated thereon which is not owned by Landlord, and Tenant shall, at its sole cost and expense, repair any damage caused by such removal. Property not so removed shall become the property of Landlord, which may thereafter cause such property to be removed from the Leased Premises and disposed of, but the cost of any such removal shall be borne by Tenant.

        (b) In the event of Tenant's holding over after the expiration or termination of this Lease, the holdover shall be a tenancy at will, and all of the terms and provisions of this Lease shall be applicable thereto, except that Tenant shall pay Landlord as rental for the period of such holdover an amount equal to one and one half the Rent which would have been payable by

Tenant had the holdover period been a continuation of the term of this Lease. Tenant agrees to vacate and deliver the Leased Premises and Equipment to Landlord upon Tenant's receipt of written notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided.

26.     Separability:

        Each and every covenant and agreement contained in this Lease shall be for all purposes construed to be a separate and independent covenant and agreement and the breach of any covenant or agreement contained herein by Landlord shall in no way or manner discharge or relieve Tenant from Tenant's obligation to perform each and every covenant and agreement contained herein. If the application of any term or provision of this Lease to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

27.     Binding Effect:

        This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. All of the covenants, conditions and obligations herein contained shall be binding upon and inure to the benefit of the parties hereto and, subject to the restrictions and limitations herein contained, their respective heirs, legal representatives, successors and assigns to the same extent as if each such successor and assign were in each case named as a party to this Lease. This Lease may not be changed, modified or discharged except by a writing signed by Landlord and Tenant. This is a Minnesota contract and shall be construed according to the laws of Minnesota.

28.     Headings and Terms:

        The table of contents preceding this Lease and the headings to the various paragraphs of this Lease have been inserted for reference only and shall not in any manner be construed as modifying, amending or affecting in any way the express terms and provisions hereof. The term "person" when used in this Lease shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, combination, organization or any other person or entity.

29.     Right to Enter:

        Landlord and Landlord's agents shall have the right to enter the Leased Premises at any and all reasonable times during the term of this Lease for the purpose of inspecting and repairing the Leased Premises or Equipment or for the purpose of showing them to prospective purchasers or tenants, and to display rental (during the last six (6) months of the term hereof) and "For Sale" signs on the Leased Premises or Equipment. The foregoing provision does not, and shall not be construed so as to, impose liability on Landlord to inspect or repair the Leased Premises or Equipment.

30.     Subordination:

        For the purposes of this paragraph 30, the term "Mortgage" shall mean at any time, any mortgage of record now or hereafter placed against the Leased Premises or Equipment, any increase, amendment, extension, refinancing or recasting of a Mortgage and, in the case of a sale or lease and leaseback by Landlord of all or any part of the Leased Premises or Equipment, the lease creating the leaseback. For the purposes hereof, a Mortgage shall be deemed to continue in effect after foreclosure thereof and during the period of redemption therefrom. This Lease is subject and subordinate to the lien of any Mortgage which may now or hereafter encumber the Leased Premises or Equipment or any development of which the Leased Premises or Equipment are a part. In confirmation of such subordination, Tenant shall, at Landlord's request from time to time, promptly execute any certificate or other document requested by the holder of the Mortgage. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any Mortgage, Tenant shall immediately and automatically attorn to the purchaser at such foreclosure sale, as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed. Neither the holder of the Mortgage (whether it acquires title by foreclosure or by deed in lieu thereof) nor any purchaser at foreclosure sale shall be liable for any act or omission of Landlord, subject to any offsets or defenses which Tenant might have against Landlord or bound by any prepayment by Tenant of more than one month's installment of Rent and additional rent or by any modification of this Lease made subsequent to the granting of the Mortgage. Notwithstanding anything to the contrary in this paragraph 31, so long as Tenant is not in default under this Lease, this Lease shall remain in full force and effect and the holder of the Mortgage and any purchaser at foreclosure sale thereof shall not disturb Tenant's possession hereunder.

31.     Exculpation:

        The term "Landlord", as used in this Lease, shall mean only the owner or owners at the time in question of the fee title to the Leased Premises or Equipment, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord, or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

32.     Additional Action:

        Tenant will promptly execute and deliver to Landlord such further documents and take such further action as Landlord may reasonably request in order to more effectively carry out the intent and purpose of this Lease, including the execution and delivery of financing statements to fully protect Landlord's interest hereunder in accordance with the Uniform Commercial Code or other applicable law.

33.     Labeling:

        Tenant shall keep all Equipment free from any marking or labeling which might be interpreted as a claim or ownership thereof by Tenant or any party other than Landlord or anyone so claiming through Landlord. If Landlord requests, Tenant shall cause the Equipment to be plainly marked or tagged to indicate Landlord's interest in the Equipment.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date and year first hereinabove written.


                                        LANDLORD:

                                        GOPHER STATE ETHANOL, LLC


                                        By
                                           --------------------------------
                                        Its:



                                        TENANT:

                                        MINNESOTA BREWING COMPANY


                                        By
                                           --------------------------------
                                        Its:

                                    EXHIBIT A

               Legal Description and Depiction of Leased Premises


PARCEL 1:      Intentionally deleted.

PARCEL 2:      Intentionally deleted.

PARCEL 3:      Intentionally deleted, except as may be included as a site for the production of ethanol.

PART OF PARCEL 4 (in areas depicted on attached diagram):

Lots One (1) and Two (2) and that part of Lots Three (3), Four (4), Five (5), Six (6), Eighteen (18), Nineteen (19) and Twenty (20) lying Southeasterly of West Seventh Street, Block Seventeen (17), Stinson, Brown and Ramsey's Addition to St. Paul, Ramsey County, Minnesota, together with so much of Palace Street vacated, which accrued to Lots One (1) and Twenty (20) in said Block 17 by reason of the vacation thereof and together with so much of Oneida Street vacated, which accrued to Lots 1, 2, 3, 4, 5 and 6 in said Block 17 by reason of the vacation thereof, according to the plat thereof on file and of record in the office of the Register of Deeds within and for said county.

PART OF PARCEL 5 (in areas depicted on attached diagram):

Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight
(8), Nine (9), Ten (10), Eleven (11), Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17), Eighteen (18), Nineteen (19) and Twenty (20), Block Twenty-six (26), A. V. Brown's Subdivision of Blocks Nineteen
(19), Twenty-four (24) and East half of Twenty-six (26), in Stinson, Brown and Ramsey's Addition to St. Paul, Ramsey County, Minnesota, together with that part of Palace Street vacated as accrued to said Lots 10 and 11 by reason of the vacation thereof, and together with that part of Webster Street vacated lying North of James Avenue and South of the Southeasterly line of West Seventh Street as opened, extended, which accrued to said Lots 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20 aforesaid, and together with that part of Oneida Street vacated as accrued to said Lots 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 in said Block 26, by reason of the vacation thereof. Subject to Railroad Easements. According to the plat thereof on file and of record in the office of the Register of Deeds within and for said county.

PART OF PARCEL 6 (in areas depicted on attached diagram):

Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6), Seven (7), Eight
(8), Nine (9), Ten (10), Eleven (11), Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17), Eighteen (18), Nineteen (19), Twenty
(20), Twenty-one (21), Twenty-two (22), Twenty-three (23), Twenty-four (24), Twenty-five (25), Twenty-six (26) and Twenty-seven (27)
and that part of Lot Twenty-eight (28) lying Westerly of the West line of Lot 27 extended in a straight line Northerly across said Lot 28, Block One (1), Stinson and Ramsey's Sub-division of the West half of Block Sixteen (16) of Stinson, Brown and Ramsey's Addition to St. Paul, Ramsey County, Minnesota, together with that part of Cascade Street vacated as accrued to said Lots 17and 18 by reason of the vacation thereof, and together with that part of Oneida Street vacated as accrued to Lots 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 in said Block 1, by reason of the vacation thereof, and subject to rights acquired by City of St. Paul for widening of West Seventh Street, according to the plat thereof of file and of record in the Register of Deeds within and for said county.

NOTE: Lot 3, Block 1 above described is Torrens Property as evidenced by Certificate of Title No. 358494.

PART OF PARCEL 7 (in areas depicted on attached diagram):

That part of Block Twenty-seven (27), Stinson, Brown and Ramsey's Addition to St. Paul, Ramsey County, Minnesota, bounded by Cascade Street, James Street, Oneida Street and Erie Street, also so much of Cascade Street, Erie Street and Oneida Street vacated, as accrued to said property by reason of the vacation thereof, according to the plat thereof on file and of record in the office of the Register of Deeds within and for said county.

PART OF PARCEL 8 (in areas depicted on attached diagram):

A triangular piece of land in the East half of Block Thirty (30), Stinson, Brown and Ramsey's Addition to St. Paul, Ramsey County, Minnesota, described as follows: Commencing at a point on the North line of Randolph Street 50 feet Easterly of the intersection of said North line of Randolph Street with the East line of Webster Street running thence Easterly along the North line of Randolph Street a distance of 40 feet, running thence Northerly parallel with the East line of Webster Street 24 1/2 feet, running thence in a Southwesterly direction to the place of beginning. Together with that part of the East 160 feet of the East half of said Block 30 lying Southerly of a line extended form a point on the East line of said East half of Block 30 distant 128 feet Southerly from the Northeast corner thereof to a point on the West line of said East 160 feet of East half of Block 30 distant 165 feet Southerly from the Northwest corner thereof, subject to Railroad Easement, Agreements and Leases, excepting those parts of aforedescribed lands lying in the Southerly 38 feet of said Block 30 acquired by City of St. Paul for Randolph Avenue widening.

PART OF PARCEL 9 (in areas depicted on attached diagram):

That part of Block Thirty (30), Stinson, Brown and Ramsey's Addition to St. Paul, Ramsey County, Minnesota, which lies East of Webster Street as opened under the Order of the Common Council and recorded in Volume 5, page 65 printed records Common Council and North of Chicago, Milwaukee, St. Paul and Pacific Railroad Company's right-of-way.

PART OF PARCEL 10 (in areas depicted on attached diagram):

That part of Block Twenty-seven (27), Stinson, Brown and Ramsey's Addition to St. Paul, Ramsey County, Minnesota, lying Northerly of James Street as shown in Book 4 of Street Openings, page 11 and lying Southeasterly of a line which is 50 feet Southeasterly of, as measured at right angles and parallel to the following described line: Beginning at a point on the East line of said Block 27, 133.46 South of the Northeast corner thereof; thence Southwesterly to a point in the Easterly line of Erie Street as shown in Book 3 of Street Openings, page 19, a distance of 252.28 feet South of its intersection with the North line of said Block 27 and there terminating.

PART OF PARCEL 11 (in areas depicted on attached diagram):

That part of Block Twenty-seven (27), Stinson, Brown and Ramsey's Addition to St. Paul, Ramsey County, Minnesota, lying Easterly of Erie Street as shown in Book 3 of Street Openings, page 19, and lying Northerly of a line described as follows: Beginning at a point on the East line of said Block 27, 133.46 feet South of the Northeast corner thereof; thence Southwesterly to a point on the East line of said Erie Street, 252.28 feet South of its intersection with the North line of said Block 27 and there terminating, together with that part of Erie Street vacated as accrued to said parcel.